U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  July 1, 2005


                        DRAGON INTERNATIONAL GROUP CORP.
                        --------------------------------
        (Exact name of small business issuer as specified in its charter)


          Nevada                         0-23485                98-0177646
          ------                         -------                ----------
State or other jurisdiction       Commission File Number   (IRS Employer ID No.)
jurisdiction of  incorporation)

                                     Bldg 14
                    Suite A09, International Trading Center,
                                 29 Dongdu Road
                              Ningbo, China 315000
                              --------------------
                    (Address of principal executive offices)



                                 86-574-56169308
                                 ---------------
                           (Issuer's Telephone Number)


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Item 3.02  Unregistered Sales of Equity Securities.

     Effective August 22, 2005, a holder of a convertible promissory note exercised his conversion rights applicable thereto and we issued 500,000 common shares to him pursuant to the terms of said note.

     On July 1, 2005, we acquired a 60% interest in Hangzhou Yongxin Paper Company, Limited. ("Hangzhou"). Hangzhou, established in 2003, is located in Hangzhou of Zhejiang Province, China, and manufactures and sells high-end cigarette packing material and was a direct competitor of ours. We issued an aggregate of 1,000,000 shares of our Common Stock in consideration for this acquisition.

     On August 1, 2005, we acquired the Xianyang Naite Research & Development Center, located in Ningbo, China, which was created to improve production efficiencies in the specialty packaging industry. As part of the consideration for this acquisition, we issued 500,000 shares of our Common Stock.

     We relied upon the exemption from registration afforded by Regulation S and
Section 4/2, as applicable, promulgated under the Securities Act of 1933, as amended, to issue these securities.



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


                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          DRAGON INTERNATIONAL GROUP CORP.
                                          (Registrant)
Dated: August 30, 2005


                                          By: s/David Wu
                                             -----------------------------------
                                             David Wu, Chief Executive
                                             Officer and President



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